Exhibit 99.1

Investor/Media Contact:
Arthur Shannon
arthur.shannon@bauschhealth.com
(514) 856-3855
(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES CLOSING OF SENIOR SECURED NOTES AND ADD-ON UNSECURED NOTES, AS WELL AS REDEMPTION OF EXISTING SENIOR NOTES

LAVAL, QUEBEC, Mar. 8, 2019 — Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) announced today that it has closed its previously announced offering of $500,000,000 aggregate principal amount of 5.750% senior secured notes due 2027 (the “Secured Notes”) and that Bausch Health Americas, Inc. (f/k/a Valeant Pharmaceuticals International) (“BHA”), the Company’s wholly owned indirect subsidiary, has closed its previously announced offering of $1,000,000,000 aggregate principal amount of 8.500% senior unsecured notes due 2027 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”). The Unsecured Notes are additional notes and form part of the same series as BHA’s existing 8.500% senior notes due 2027. Bausch Health intends to use the net proceeds from the offerings of the Notes, along with cash on hand, to repurchase $1,500 million aggregate purchase price of outstanding notes pursuant to its previously announced tender offers, including the Company’s outstanding 5.625% Senior Notes due 2021 (the “2021 Notes”) and up to $800,000,000 principal amount across the Company’s outstanding 5.50% Senior Notes due 2023 (the “5.50% Notes”) and 5.875% Senior Notes due 2023 (the “5.875% Notes” and, together with the 2021 Notes and the 5.50% Notes, the “Existing Notes”), and to pay related fees and expenses. The Company expects the after-tax impact of these transactions to be neutral to 2019 adjusted net income. This announcement does not constitute an offer to purchase or the solicitation of an offer to sell the Existing Notes.

The Company issued today an irrevocable notice of redemption for any and all outstanding 2021 Notes to the extent not tendered and accepted for purchase pursuant to the previously announced tender offers. The Company will use a portion of the net proceeds from the offerings of the Notes to fund the aggregate redemption price for any 2021 Notes to be redeemed. On March 8, 2019, a copy of the irrevocable notice of redemption with respect to the 2021 Notes was issued to record holders. Payment of the redemption price and surrender of the 2021 Notes for redemption will be made through the facilities of the Depository Trust Company in accordance with the applicable procedures of the Depository Trust Company on April 8, 2019. The name and address of the paying agent are as follows: The Bank of New York Mellon Trust Company, N.A., c/o The Bank of New York Mellon Trust Company, N.A.; 111 Sanders Creek Parkway, East Syracuse, N.Y. 13057; Attn: Redemption Unit; Tel: 800-254- 2826.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-looking Statements

This news release may contain forward-looking statements, including, but not limited to, our financing plans, including the tender offer and redemption of the 2021 Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the aggregate amount of notes tendered (which could lead to repurchases of other notes) and risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, except as required by law.

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